UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/16/2009

Wells Timberland REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53193

MD	203536671
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On December 23, 2008, Wells Timberland REIT, Inc. (the "Company") filed a Current Report on Form 8-K dated December 18, 2008 in connection with the Company's disposition of 100% of the outstanding membership interests of Wells Timberland Acquisition, LLC for the sale price of approximately $2.0 million (the "Wells Timberland Acquisition Sale"). As of December 19, 2008, the date after the Wells Timberland Acquisition Sale, the Company's leverage ratio, that is, the ratio of total debt to total purchase price of timber assets plus cash and cash equivalents, was approximately 68%. As of December 19, 2008, the Company's debt-to-net assets ratio, defined as the Company's total debt as a percentage of its total assets (other than intangibles) less total liabilities, was approximately 303%. As of December 19, 2008, the Company had total outstanding indebtedness of approximately $279.0 million, which consisted of $208.6 million outstanding under a first mortgage loan with CoBank, ACB and $70.4 million outstanding under a second mortgage loan with Wachovia Bank, N.A. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth herein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Timberland REIT, Inc.

Date: January 16, 2009	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer